Exhibit 23.5

FAX (303) 623-4258

621 SEVENTEENTH STREET SUITE 1550 DENVER, COLORADO 80293 TELEPHONE (303)623-9147

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of all references to Ryder Scott Company, L.P. and the reports prepared by Ryder Scott Company, L.P. appearing or referred to in the Annual Report on Form 10-K of Harvest Natural Resources, Inc. for the year ended December 31, 2014, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Ryder Scott Company, L.P.
Ryder Scott Company, L.P.

Denver, Colorado

September 29, 2015